UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803

(A Missouri Corporation)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 9, 2017, Great Plains Energy Incorporated (“Great Plains Energy”) issued $750,000,000 aggregate principal amount of 2.50% Notes due 2020, $1,150,000,000 aggregate principal amount of 3.15% Notes due 2022, $1,400,000,000 aggregate principal amount of 3.90% Notes due 2027 and $1,000,000,000 aggregate principal amount of 4.85% Notes due 2047 (collectively, the “Notes”), pursuant to an Underwriting Agreement, dated March 6, 2017, between Great Plains Energy and Goldman, Sachs & Co., as representative of the several underwriters named therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Post-Effective Amendment No. 1 to the registration statement (the “Registration Statement”) on Form S-3 of Great Plains Energy, filed with the Securities and Exchange Commission on September 27, 2016 (File No. 333-202692).

In connection with the issuance and sale of the Notes, Great Plains Energy entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. These exhibits are incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 6, 2017 between Great Plains Energy and Goldman, Sachs & Co., as representative of the several underwriters named therein.

4.1	Fifth Supplemental Indenture dated as of March 9, 2017 between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Hunton & Williams LLP, regarding the legality of the Notes.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

Date: March 9, 2017	/s/ Lori A. Wright
Lori A. Wright
Vice President – Corporate Planning, Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 6, 2017 between Great Plains Energy and Goldman, Sachs & Co., as representative of the several underwriters named therein.

4.1	Fifth Supplemental Indenture dated as of March 9, 2017 between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Hunton & Williams LLP, regarding the legality of the Notes.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).